Exhibit 10.1

AMENDMENT TO CHANGE OF CONTROL AGREEMENT

This AMENDMENT TO CHANGE OF CONTROL AGREEMENT by and between CSX CORPORATION, a Virginia corporation (the “Company”), and Name (the “Executive”), is dated as of the      day of May, 2020 (the “Amendment”).

BACKGROUND

WHEREAS, the parties entered into a Change of Control Agreement dated as of May 15, 2017 (the “Agreement”), that sets forth the terms and conditions of the Executive’s compensation and benefit arrangements upon a Change of Control of the Company; and

WHEREAS, the parties desire to amend the Agreement on the terms and conditions contained herein.

NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

1.

Section 1(b) of the Agreement is hereby modified in its entirety to read as follows: “The “Term” means the period commencing on May 16, 2020 and ending on the earlier to occur of (i) May 15, 2023, (ii) retirement or (iii) termination of employment absent a Change of Control; provided, however, that the Term shall end on an earlier date if the Company gives the Executive at least one year’s advance written notice thereof.”

2.	Section 2(b) of the Agreement is hereby modified to replace “the date hereof” with “May 16, 2020”.

3.	Except as modified hereby, the Agreement shall continue unmodified and in full force and effect.

4.	This Amendment may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first-above written.

CSX CORPORATION:

By:
Name (Employee ID: xxxxxx)

Date:

EXECUTIVE:

By:
Name

Date: